Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 3 of our report dated April 7, 2010 relating to the financial statement of United States Commodity Index Funds Trust as of December 31, 2009, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
May 24, 2010